Press Release, dated August 10, 2006 issued by the Company
EX-99.1

Press Release

CONTACT:

Stellar Pharmaceuticals Inc.                   -OR-

INVESTOR RELATIONS COUNSEL:

Peter Riehl, President & CEO

The Equity Group Inc.

(800) 639-0643

Adam Prior

(519) 434-1540

(212) 836-9606 –or—aprior@equityny.com

Arnold Tenney

Devin Sullivan

Cell (416) 587-3200

(212) 836-9608 –or—dsullivan@equityny.com

FOR IMMEDIATE RELEASE

STELLAR PHARMACEUTICALS ANNOUNCES 2006 SECOND QUARTER FINANCIAL RESULTS

Company to Hold Conference Call Today at 11:00 AM ET

LONDON, ONTARIO, CANADA, August 10, 2006 - Stellar Pharmaceuticals Inc. (OTCBB: SLXCF; TSXV: SLX) (“Stellar” or “the Company”), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, today announced financial results for the second quarter ended June 30, 2006.  All amounts in this press release are in Canadian dollars, have been rounded to the nearest thousand, and are the result of the use of U.S. GAAP.

Second Quarter 2006 Review

Total revenues, which include product sales and royalty and licensing revenues, for the three months ended June 30, 2006 were $440,000, as compared to $496,000 in the same period last year.  Direct (Canadian) sales of NeoVisc® declined primarily due to the impact of promotional product pricing by two new market entrants.  Canadian sales of Uracyst® grew 31.3% during the 2006 second quarter compared to the same period in 2005, largely due to increased sales and marketing efforts.  Outlicensed sales of NeoVisc and Uracyst both increased during the second quarter of 2006, as did in-licensed sales of NMP22® BladderChek® (“BladderChek”).

Peter Riehl, Stellar’s President and CEO, stated, “We are analyzing an array of operational actions, including cost-cutting initiatives, to counter the impact of the evolving viscosupplementation market in Canada.  However, we remain confident that over the long-term, Stellar’s low-cost, high quality NeoVisc product offers customers the best value per healthcare dollar spent.  We are also continuing to identify new niche markets as part of our global licensing strategy.  As a result, royalty and licensing revenue should continue to represent a growing percentage of our total sales as approvals are received and sales commence.  We commenced sales in two new countries during the second quarter, and in July signed an agreement with BIO-TECHNIC ROMANIA SRL for the distribution of NeoVisc in Romania.”

Royalty and licensing revenue increased to $103,000, or 23.4% of total revenues, in the second quarter of 2006 versus $75,000, or 15% of total revenues, for the same period last year, and $89,000 sequentially from the first quarter of 2006.

In the past year, Stellar has announced out-licensing agreements for NeoVisc and Uracyst in Israel, Kuwait, Turkey, Lebanon, China and Romania, giving the Company out-licensing distribution partners in 28 countries.  Stellar expects to commence sales in each of these territories as regulatory approvals are granted.  Stellar is also continuing to seek out potential new partners for NeoVisc and Uracyst in the United States.  The Company has approached, and has been approached by, a number of companies and hopes to continue reaching distribution and licensing agreements that will help to accelerate the growth of these products globally.

BladderChek sales rose during the second quarter of 2006, largely as a result of the implementation of a number of sales initiatives to ease the physician prescription process, which, in turn, have helped to increase the adoption of this product in Canada.

Cost of sales in the second quarter of 2006 was $84,000, or 24.9% of direct sales, versus $92,000, or 21.8% of direct sales, in the second quarter of 2005.  This percentage increase was largely due to stability testing for the new higher modular weight of NeoVisc.  Selling, general and administrative (“SG&A”) expenses in the second quarter of 2006 decreased to $493,000 from $643,000 in the second quarter of 2005; SG&A in the second quarter of fiscal 2006 also declined sequentially from $586,000 in the first quarter of 2006.  This decrease came as a result of a number of cost-cutting initiatives, offset by increased costs associated with the pursuit of a European CE mark for NeoVisc and consulting fees related to researching potential U.S. opportunities for NeoVisc and Uracyst.   Research and development expenses declined to $68,000 in the 2006 second quarter from $91,000 in the same period last year, which included expenses related to the engineering of a higher molecular weight for NeoVisc.

Stellar Pharmaceuticals Inc.

August 10, 2006

Stellar’s net loss in the second quarter of 2006 narrowed to $232,000, or $0.01 per share, on 23.5 million weighted average common shares outstanding (“shares outstanding”), versus a net loss of $347,000, or $0.02 per share, on 23.0 million shares outstanding in the same prior year period.

Stellar’s balance sheet at June 30, 2006 was highlighted by $1.3 million in cash and cash equivalents, $1.7 million in working capital and no long-term debt.

Conference Call

Management will conduct a conference call today at 11:00 a.m. Eastern Time to discuss these results.  Interested parties may participate in the call by dialing 877-461-2814 (in the United States) or 416-695-9753 (in Canada) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Stellar Pharmaceuticals Conference Call.

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada, and in countries around the world through out-license agreements, three products based on its core polysaccharide technology: NeoVisc(R), for the treatment of osteoarthritis; and Uracyst(R) and the Uracyst(R) Test Kit, its patented technology for the diagnosis and treatment of interstitial cystitis (IC), an inflammatory disease of the urinary bladder wall. Stellar also has an in-licensing agreement for NMP22(R) BladderChek(R), a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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Stellar Pharmaceuticals Inc.

August 10, 2006

Stellar Pharmaceuticals Inc.

Statement of Operations

(Canadian Funds; US GAAP)

(Unaudited)

	For the Three Month Period		For the Six Month Period
	Ended June 30		Ended June 30

	2006	2005	2006	2005

PRODUCT SALES	$336,828	$421,459	$693,480	$780,914
COST OF GOODS SOLD	83,707	91,586	214,477	185,619
MARGIN ON PRODUCT SOLD	253,121	329,873	479,003	595,295

ROYALTY AND LICENSING REVENUES	103,454	74,882	192,719	140,725

GROSS PROFIT	356,575	404,755	671,722	736,020

EXPENSES
Selling, general, and administrative	$493,368	$643,370	$1,079,596	$1,256,374
Research and development	67,716	91,450	123,493	284,685
Amortization	38,954	34,681	78,351	67,682
	600,038	769,501	1,281,440	1,608,741

LOSS FROM OPERATIONS	(243,463)	(364,746)	(609,718)	(872,721)

INTEREST AND OTHER INCOME	11,136	17,434	23,347	70,754

NET LOSS FOR THE PERIOD	(232,327)	(347,312)	(586,371)	(801,967)

LOSS PER SHARE	$(0.01)	$(0.02)	$(0.02)	$(0.03)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	23,494,283	23,159,131	23,483,367	23,089,571

Stellar Pharmaceuticals Inc.

August 10, 2006

Stellar Pharmaceuticals Inc.

Balance Sheets

(Canadian Funds; US GAAP)

ASSETS
	As at	As at
	June 30, 2006	December 31, 2005
CURRENT	(Unaudited)	(Audited)

Cash and cash equivalents	$1,300,245	$2,108,755
Accounts receivable	227,385	157,749
Inventories	281,731	288,337
Prepaid, deposits, and sundry receivables	102,520	152,514
	1,911,881	2,707,355

PROPERTY, PLANT, AND EQUIPMENT	909,227	959,999

OTHER ASSETS	45,509	46,187
	$2,866,617	$3,713,541

LIABILITIES

CURRENT
Accounts payable	$225,769	$487,359
Accrued liabilities	35,062	122,999
Deferred revenues	-	43,397
	260,831	653,755

SHAREHOLDERS’ EQUITY

CAPITAL STOCK
AUTHORIZED
Unlimited Non-voting, convertible, redeemable, and retractable preferred shares with no par value
Unlimited Common shares with no par value

ISSUED
23622690 Common shares (2005 – 23,470,190)	8,151,428	8,100,253
Paid-in capital options - outstanding	626,221	545,025
- expired	98,913	98,913
DEFICIT	(6,270,776)	(5,684,405)
	2,605,786	3,059,786
	$2,866,617	$3,713,541